Exhibit 15.3

Our ref	SHF/661280-000001/8081578v1
Direct tel	+852 3690 7507
Email	shirley.fu@maplesandcalder.com

Taomee Holdings Limited
16/F, Building No. A-2

No. 1528 Gumei Road

Xuhui District

Shanghai 200233

People’s Republic of China

15 April 2015

Dear Sirs

Taomee Holdings Limited

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in Taomee Holdings Limited’s Annual Report on Form 20-F for the year ended 31 December 2014, which is filed with the Securities and Exchange Commission on the date hereof.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder